   As filed with the Securities and Exchange Commission on February 25, 2000
                                                     REGISTRATION NO. 333-61431
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                -----------------

                            TANISYS TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

            WYOMING                                             74-2675493
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)
                         12201 TECHNOLOGY BOULEVARD, SUITE 125
                                   AUSTIN, TEXAS 78727
                                     (512) 335-4440
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                -----------------
                                CHARLES T. COMISO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            TANISYS TECHNOLOGY, INC.
                      12201 TECHNOLOGY BOULEVARD, SUITE 125
                               AUSTIN, TEXAS 78727
                                 (512) 335-4440
 (Name, address, including zip code and telephone number, including area code, of agent for service)

                                 ---------------
                                    COPY TO:
                                PHILLIP M. RENFRO
                           FULBRIGHT & JAWORSKI L.L.P.
                         300 CONVENT STREET, SUITE 2200
                            SAN ANTONIO, TEXAS 78205
                                 (210) 224-5575
                                -----------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. / /
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /








===============================================================================

         This Post-Effective Amendment No. 1 is being filed to amend the Registration Statement (the "Registration Statement") on Form S-3 (No. 333-61431), pursuant to which Tanisys Technology, Inc., a Wyoming corporation (the "Registrant"), registered 5,353,374 shares of its common stock, no par value (the "Common Stock").

         The Registrant hereby withdraws from registration those shares of Common Stock previously registered pursuant to the Registration Statement that remained unsold due to the delisting from trading of the Registrant's shares of Common Stock by The Nasdaq Stock Market, Inc., effective July 27, 1999. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin and State of Texas the 25 day of February, 2000.

                                   TANISYS TECHNOLOGY, INC.

                                   By: /s/ Charles T. Comiso
                                      -----------------------------------------
                                            Charles T. Comiso, President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Charles T. Comiso or Terry W. Reynolds, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                            DATE
---------                                   -----                                            ----



 /s/ Charles T. Comiso                      President, Chief Executive                February 25, 2000
---------------------------------           Officer and Director
Charles T. Comiso                           (Principal Executive Officer)


 /s/ Terry W. Reynolds                      Vice President of Finance and             February 25, 2000
---------------------------------           Chief Accounting Officer
Terry W. Reynolds                          (Principal Financial Officer)


 /s/ Parris H. Holmes, Jr.                  Chairman of the Board                     February 25, 2000
---------------------------------
Parris H. Holmes, Jr.


 /s/ Gordon H. Mathews                      Director                                  February 25, 2000
---------------------------------
Gordon H. Mathews


 /s/ Theodore W. Van Duyn                   Director                                  February 25, 2000
---------------------------------
Theodore W. Van Duyn



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